Exhibit 99.1

The First Bancshares, Inc. Completes Acquisition of Heritage Southeast Bancorporation, Inc.

HATTIESBURG, Miss.--(BUSINESS WIRE)--January 3, 2023--The First Bancshares, Inc. (NASDAQ: FBMS) (“First Bancshares” or the “Company”), the holding company for The First Bank, announced today that it has completed its previously-announced acquisition of Heritage Southeast Bancorporation, Inc. (“HSBI”) effective January 1, 2023. Following completion of the acquisition, HSBI’s subsidiary bank, Heritage Southeast Bank was merged with The First Bank, with The First Bank as the surviving bank.

M. Ray “Hoppy” Cole, Jr., President, Chairman, and CEO of the Company, remarked:

“Our merger with Heritage Southeast creates a unique community banking franchise, with meaningful market share in some of the most dynamic and fastest growing economies in the southeastern United States. It brings together two experienced management teams who share a similar culture and commitment to serving their local communities. We are confident that together we will continue to build significant value for all of our stakeholders.”

As a result of the merger, The First Bank now has approximately $7.9 billion in total assets, $6.9 billion in total deposits and $5.0 billion in total loans. The Company also now has 114 locations across Mississippi, Louisiana, Alabama, Florida, and Georgia.

About The First Bancshares, Inc.

The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First Bank. Founded in 1996, the First has operations in Mississippi, Louisiana, Alabama, Florida, and Georgia. The Company’s stock is traded on the NASDAQ Global Market under the symbol FBMS. Additional information is available on the Company’s website: www.thefirstbank.com.

Cautionary Statements Regarding Forward-Looking Information.

This news release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

All statements other than statements of historical fact are forward-looking statements. Such statements can generally be identified by such words as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential,” “positioned” and other similar words and expressions of the future or otherwise regarding the outlook for the Company’s future business and financial performance and/or the performance of the banking industry and economy in general. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risk and uncertainties which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. Factors that might cause such differences include, but are not limited to: (1) competitive pressures among financial institutions increasing significantly; (2) changes in economic or political conditions, either nationally or locally, particularly in areas in which the Company conducts operations; (3) interest rate risk; (4) developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; (5) changes in applicable laws, rules, or regulations; (6) risks related to the Company’s recently completed and pending acquisitions, including that the anticipated benefits from the recently completed acquisitions are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions or other unexpected factors or events; (7) changes in management’s plans for the future; (8) credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values, or competition; (9) changes in accounting principles, policies, or guidelines; (10) adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs related to the COVID-19 pandemic and related variants; (11) the continued impact of the COVID-19 pandemic and related variants on the Company’s assets, business, cash flows, financial condition, liquidity, prospects and results of operations; (12) higher inflation and its impacts; (13) significant turbulence or disruption in the capital or financial markets and the effect of a fall in stock market prices on our investment securities; (14) the effects of war or other conflicts including the impacts relating to or resulting from Russia’s military action in Ukraine; and (15) other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services.

Risks relating to the Heritage Southeast Bancorporation, Inc. merger (the “Merger”) include, without limitation, (1) the risk that the cost savings and any revenue synergies from the Merger may not be realized or take longer than anticipated to be realized, (2) disruption from the Merger with customers, suppliers, employee or other business partners relationships, (3) the risk of successful integration of Heritage Southeast Bancorporation, Inc. into the Company, (4) reputational risk and the reaction of each of the companies’ customers, suppliers, employees or other business partners to the Merger, (5) the risk that the integration of the operations of Heritage Southeast Bancorporation, Inc. into the operations of the Company will be materially delayed or will be more costly or difficult than expected, and (6) general competitive, economic, political and market conditions. Additional factors which could affect the forward looking statements can be found in the cautionary language included under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other documents subsequently filed by the Company with the SEC. Consequently, no forward-looking statement can be guaranteed.

These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website, http://www.sec.gov. Undue reliance should not be placed on forward-looking statements. The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

Contacts

M. Ray “Hoppy” Cole, Jr.
Chairman and Chief Executive Officer

Dee Dee Lowery
Chief Financial Officer
(601) 268-8998